UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On August 28, 2024, James Healy, M.D., Ph.D., notified Bolt Biotherapeutics, Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”) and the committees thereof, effective as of September 3, 2024. Dr. Healy’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On September 1, 2024, Frank D. Lee notified the Company of his resignation as a member of the Board and the committees thereof, effective as of September 3, 2024. Mr. Lee’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Director

Effective September 3, 2024, the Board appointed Jakob Dupont, M.D., Ph.D., to serve as a Class II member of the Board. Dr. Dupont’s term of office as a Class II member will expire at the Company’s 2026 annual meeting of stockholders.

Dr. Dupont, age 59, has served as an Executive Venture Partner, Private Equity at Sofinnova Investments since May 2023. Prior to joining Sofinnova, Dr. Dupont was Global Head of Research & Development and Executive Vice President at Atara Biotherapeutics, Inc. from May 2020 to May 2023, where he led the development and approval of EBVallo. Dr. Dupont also served as Chief Medical Officer at Gossamer Bio, Inc. from December 2018 to May 2020 and as Vice President and Global Head of Breast and Gynecologic Cancer Development for Genentech, Inc. from January 2017 to December 2018. Dr. Dupont has also made significant contributions to numerous drug approvals including Herceptin, Perjeta, Kadcyla, Tecentriq, and Avastin. Dr. Dupont serves as a Board Member for Pyxis Oncology, Inc. and for Imugene Limited. Dr. Dupont earned his bachelor’s degree from Vassar College, his master’s degree from New York University, and his M.D. from the Joan & Sanford I. Weill Medical College of Cornell University.

In accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2024. Dr. Dupont’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board. In addition, Dr. Dupont will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-252136) as filed with the Commission on January 15, 2021.

Dr. Dupont is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date: September 4, 2024	By:	/s/ WILLIAM P. QUINN
William P. Quinn President, Chief Executive Officer and Chief Financial Officer